UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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138 Putnam Street P.O. Box 738
Marietta, OH 45750-0738
Telephone: (740) 374-6136
www.peoplesbancorp.com

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES BANCORP INC.

TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the Notice of Annual Meeting of Shareholders and the proxy statement (the “Proxy Statement”) of Peoples Bancorp Inc. (“Peoples”), each dated March 13, 2020, made available or distributed over the Internet to shareholders of Peoples in connection with the solicitation of proxies by the Board of Directors of Peoples for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 31, 2020.

THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON April 23, 2020

To the Shareholders of Peoples Bancorp Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Peoples Bancorp Inc. (“Peoples”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 10:00 a.m., Eastern Daylight Saving Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or other nominee if you are the beneficial owner of common shares held in “street name.”

If you are a shareholder of record, to sign in to the Annual Meeting, go to https://web.lumiagm.com/276896456, meeting code (case sensitive): PEBO2020. You must enter the control number found on your proxy card (if you requested paper copies of our proxy materials), voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may demonstrate proof of ownership of your common shares and vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

If you are beneficial shareholder, please contact your bank, broker or other nominee to request access to the Annual Meeting. Please note that you will not be able to vote your common shares at the Annual Meeting without a legal proxy. You will need to ask your bank, broker or other nominee to furnish you with a legal proxy. Please send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com. We encourage you to vote your shares in advance, even if you intend to attend the Annual Meeting.

Help and technical support for accessing and participating in the virtual meeting is available by calling 800-999-9867. You may begin to log into the meeting website at 9:30 a.m., Eastern Daylight Saving Time.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your common shares in connection with the Annual Meeting.

We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all Peoples shareholders regardless of their location. Questions may be submitted online during the Annual Meeting.

By Order of the Board of Directors,

M. Ryan Kirkham
Corporate Secretary

The Annual Meeting on April 23, 2020 at 10:00 a.m., Eastern Daylight Saving Time, is available at https://web.lumiagm.com/276896456. The proxy statement and Annual Report are available on our Investor Relations page of our website at https://www.peoplesbancorp.com. Additionally, you may access our proxy materials at www.proxydocs.com/pebo, a website that does not have “cookies” that identify visitors to that website.